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                                                                    EXHIBIT 10.6

                FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Fourth Amendment to Loan and Security Agreement (the "Amendment") is made and entered into as of April 1, 1993, by and between RED MAN PIPE & SUPPLY CO., an Oklahoma corporation ("Borrower"), and BARCLAYS BUSINESS CREDIT, INC., a Connecticut corporation ("Lender").

                            PRELIMINARY STATEMENTS:

     1. Borrower and Lender entered into that certain Loan and Security Agreement dated as of May 3, 1991, as heretofore amended, governing the terms of up to $20,000,000 in revolving credit loans and term loans (as amended, the "Agreement").

     2. Borrower has requested that the Agreement be amended to decrease the interest rate payable by Borrower and to extend the term of the Agreement.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the agreements herein contained and subject to the terms and conditions set forth herein, Borrower and Lender hereby agree as follows, and agree that the amendments specified below shall be effective from and after the date hereof and shall be incorporated into the Agreement and shall supersede those provisions in the Agreement referenced as follows:

     1. DEFINITIONS. Terms used herein and defined in the Agreement shall have the meanings set forth in the Agreement except as otherwise provided herein.

     2. INTEREST AND CHARGES. Section 3.1(A) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(A) The principal amount of the Term Loan outstanding from day-to-day shall bear interest, calculated daily at a fluctuating rate per annum equal to the lesser of (i) 2.0% above the Base Rate (the "Annual Term Rate"), or
     (ii) the Maximum Legal Rate. The principal amount of the Revolving Credit Loans outstanding from day-to-day shall bear interest, calculated daily at a fluctuating rate per annum equal to the lesser of (i) 1.5% (or such lesser percentage as may be provided by subsection (H) hereof) above the Base Rate
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     (the "Annual Revolving Rate"), or (ii) the Maximum Legal Rate."

     3. TERM OF AGREEMENT. Section 3.3(A) of the Agreement is hereby amended by deleting the present Section 3.3(A) in its entirety and substituting therefor the following:

          Section 3.3(A). The provisions of this Agreement shall be in effect for the period through and including May 3, 1996 (the "original Term"), unless terminated as provided in Section 3.3(B), or extended pursuant to this Section 3.3(A). So long as no Default has occurred, the original Term shall be automatically extended by one year unless Borrower has notified Lender, or Lender has notified Borrower, on or before January 3, 1996, that it does not desire this Agreement to be extended pursuant to this Section 3.3(A).

     4. CONDITIONS. The obligation of Lender to be bound by the provisions of this Amendment shall be subject to the fulfillment of the following conditions precedent on or before the date hereof:

          (a) Lender shall have received the following, duly executed by each party thereto, other than Lender:

              (i)   this Amendment; and

              (ii) all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

          (b) Borrower and Guarantor shall have performed and complied with all agreements and conditions contained in the Agreement and the Other Agreements which are required to be performed or complied with by Borrower or Guarantor before or on the date hereof.

          (c) The representations and warranties contained in the Agreement, as amended hereby, and the other Agreements shall be true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of this date.

          (d) No material adverse change shall have occurred in the business, operations, financial condition or prospects of Borrower or Guarantor, and no material adverse litigation shall
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     be pending or, to the knowledge of Borrower or Guarantor, threatened, against Borrower or Guarantor.

          (e) All corporate and legal proceedings and all documents required to be completed and executed by the provisions of, and all instruments to be executed in connection with the transactions contemplated by, this Amendment and any related agreements shall be satisfactory in form and substance to Lender.

          (f) As of the date hereof, there shall exist no Event of Default under the Agreement.

     5. EXPENSES. Borrower shall pay all out-of-pocket expenses arising in connection with the preparation, execution, delivery and administration of this Amendment, including, but not limited to, all reasonable legal fees and expenses incurred by Lender.

     6. CONTINUED EFFECT. Except to the extent amended hereby, all terms, provisions and conditions of the Agreement and all of the other Agreements shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which are identical. All parties need not execute the same counterpart.

     8. FINAL AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE
PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date first above written.

                                    RED MAN PIPE & SUPPLY CO.

                                    By:    /s/ DEE PAIGE
                                           ------------------------------
                                    Name:  Dee Paige
                                    Title: VP--Finance

                                    BARCLAYS BUSINESS CREDIT, INC.

                                    By:    /s/ JOY L. BARTHOLOMEW
                                           -------------------------------
                                    Name:  Joy L. Bartholomew
                                    Title: Regional Vice President